EXHIBIT 99.1


        NATIONAL COAL CORP. SELLS TWO MILLION SHARES IN PRIVATE PLACEMENT

Knoxville, Tenn. - (December 28, 2007) - National Coal Corp. (Nasdaq: NCOC), a producer of high-quality steam coal in Central and Southern Appalachia, announces it has sold two million shares of its common stock in a private placement netting total proceeds of approximately $8 million.

Daniel Roling, President and CEO of National Coal said, "This placement is a welcome sign of confidence from our investors. The positive momentum we have generated in the last half of the year with the acquisition of Mann Steel, the signing of three new sales contracts, and now this placement will send us into the New Year with a strengthened financial position and will enable us to focus on generating more opportunities to increase shareholder value."


ABOUT NATIONAL COAL CORP.
Headquartered in Knoxville, Tenn., National Coal Corp., through its wholly-owned subsidiary, National Coal Corporation, is engaged in coal mining in East Tennessee and Southeastern Kentucky, and through its wholly-owned subsidiary, National Coal of Alabama, is engaged in coal mining in Alabama. Currently, National Coal employs about 350 people. National Coal sells steam coal to electric utilities and industrial companies in the Southeastern United States. For more information visit www.nationalcoal.com.


INFORMATION ABOUT FORWARD LOOKING STATEMENTS
THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" THAT INCLUDE INFORMATION RELATING TO FUTURE EVENTS AND FUTURE FINANCIAL AND OPERATING PERFORMANCE. EXAMPLES OF FORWARD LOOKING-STATEMENTS INCLUDE THE ASSERTION THAT THE SALE WILL STRENGTHEN THE COMPANY'S FUTURE FINANCIAL PERFORMANCE. FORWARD-LOOKING STATEMENTS SHOULD NOT BE READ AS A GUARANTEE OF FUTURE PERFORMANCE OR RESULTS, AND WILL NOT NECESSARILY BE ACCURATE INDICATIONS OF THE TIMES AT, OR BY WHICH, THAT PERFORMANCE OR THOSE RESULTS WILL BE ACHIEVED. FORWARD-LOOKING STATEMENTS ARE BASED ON INFORMATION AVAILABLE AT THE TIME THEY ARE MADE AND/OR MANAGEMENT'S GOOD FAITH BELIEF AS OF THAT TIME WITH RESPECT TO FUTURE EVENTS, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL PERFORMANCE OR RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR SUGGESTED BY THE FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS THAT COULD CAUSE THESE DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO: (I) THE WORLDWIDE DEMAND FOR COAL; (II) THE PRICE OF COAL;
(III) THE PRICE OF ALTERNATIVE FUEL SOURCES; (IV) THE SUPPLY OF COAL AND OTHER COMPETITIVE FACTORS; (V) THE COSTS TO MINE AND TRANSPORT COAL; (VI) THE ABILITY TO OBTAIN NEW MINING PERMITS; (VII) THE COSTS OF RECLAMATION OF PREVIOUSLY MINED PROPERTIES; (VIII) THE RISKS OF EXPANDING COAL PRODUCTION; (IX) THE ABILITY TO BRING NEW MINING PROPERTIES ON-LINE ON SCHEDULE; (X) INDUSTRY COMPETITION; (XI) OUR ABILITY TO CONTINUE TO EXECUTE OUR GROWTH STRATEGIES; AND (XII) GENERAL ECONOMIC CONDITIONS. THESE AND OTHER RISKS ARE MORE FULLY DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING THE COMPANY'S MOST RECENTLY FILED ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, WHICH SHOULD BE READ IN CONJUNCTION HEREWITH FOR A FURTHER DISCUSSION OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THEY ARE MADE. YOU SHOULD NOT PUT UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS. WE ASSUME NO OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS TO REFLECT ACTUAL RESULTS, CHANGES IN ASSUMPTIONS OR CHANGES IN OTHER FACTORS AFFECTING FORWARD-LOOKING INFORMATION, EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE SECURITIES LAWS. IF WE DO UPDATE ONE OR MORE
FORWARD-LOOKING STATEMENTS, NO INFERENCE SHOULD BE DRAWN THAT WE WILL MAKE ADDITIONAL UPDATES WITH RESPECT TO THOSE OR OTHER FORWARD-LOOKING STATEMENTS.

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       8915 George Williams Rd. Knoxville, TN 37923 865-690-6900 (phone)
                    865-691-9982 (fax) www.nationalcoal.com